UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1330 Post Oak Blvd., Suite 2525, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Edward G. Caminos, Senior Vice President and Chief Financial Officer

On June 6, 2011, CAMAC Energy Inc. (the “Company”) announced that it has appointed Edward G. Caminos as Senior Vice President and Chief Financial Officer of the Company, effective as of July 1, 2011. On such date, Mr. Caminos will replace Abiola L. Lawal, who has been serving as Executive Vice President and Chief Financial Officer since May 2010.

In connection with the appointment of Mr. Caminos, on June 1, 2011, the Company and Mr. Caminos entered into an employment agreement, which will be effective as of July 1, 2011 and continues until his employment is terminated by the Company or by him. The employment agreement provides for Mr. Caminos to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Caminos will receive an annual base salary of $290,000.

The employment agreement further provides for Mr. Caminos to receive, and the Board of Directors has approved, an option to purchase 1,000,000 shares of the Company’s common stock (the “Caminos Option”) under the Company’s 2009 Equity Incentive Plan (the “Plan”). The exercise price of the Caminos Option will be the closing price of the Company’s common stock on the date of hire. The Caminos Option will vest in 1/3 annual installments on the anniversary date of the date of hire subject to Mr. Caminos’ continued service with the Company on such anniversary date, with the first 333,333 shares vesting on the first year anniversary of the date of hire and the final 333,334 shares vesting on the third anniversary of the date of hire.

The employment agreement further provides for Mr. Caminos to receive, and the Board of Directors has approved, 200,000 restricted shares of the Company’s common stock (the “Caminos Stock”) under the Plan. The Caminos Stock shall be restricted and subject to forfeiture to the Company if Mr. Caminos’ rights to the restricted Caminos Stock do not vest under the award agreement. Mr. Caminos’ rights to the Caminos Stock will vest with respect to 50% of the Caminos Stock on the one year anniversary of the date of hire, and will vest with respect to the balance on the two year anniversary of the date of hire, subject in both cases to his continued service with the Company on such anniversary date.

The employment agreement further provides that during his employment with the Company, Mr. Caminos will be eligible for a discretionary cash performance bonus each year targeted at between 0% to 100% of his then-current annual base salary, based on defined targets determined by the Board of Directors. He will also be considered for additional grants of restricted stock and options in the Board’s sole discretion.

Mr. Caminos will receive severance benefits if his employment is involuntarily terminated by the Company without “cause” (as defined in the employment agreement), subject to Mr. Caminos executing a release of claims. If such a termination occurs, the Company will provide the following severance benefits:

  An amount equal to Mr. Caminos’ annual base salary;
  A target annual bonus as determined by the Board of Directors for the year in which the termination occurs;
  Immediate acceleration by 12 months of the vesting of all outstanding Company restricted stock and options exercisable for Company Stock then held by Mr. Caminos, with all vested Company options held by him (including accelerated options) remaining exercisable for a period of 12 months following the date of termination;
  Reimbursement for the excess, if any, of the amount Mr. Caminos paid to the Company for COBRA continuation coverage for up to the first 12 months he maintains such COBRA continuation coverage, above the amount of the applicable premium that he would have paid for comparable coverage during such 12 month period if he had remained an employee of the Company during such 12 month period.

Under the employment agreement, Mr. Caminos has agreed to confidentiality, non-solicitation and non-competition covenants with respect to the Company.

The foregoing summary of Mr. Caminos’ employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Caminos, 48, has served as Chief Financial Officer of BPZ Resources, Inc. (“BPZ”), an independent oil and gas exploration and production company headquartered in Houston, Texas, since May 2007. From October 2006 until May 2007, Mr. Caminos served as BPZ’s Vice President - Finance and Chief Accounting Officer. Mr. Caminos served as BPZ’s interim Chief Financial Officer from June 15, 2006 until October 30, 2006 and as Corporate Controller of BPZ from January 2005 until October 30, 2006. Prior to joining BPZ, Mr. Caminos served as Director—Financial Reporting for the Americas Division at Duke Energy from June 2004 to January 2005. From February 2001 to May 2004, Mr. Caminos served as Financial Reporting Manager and, prior to its sale, as interim Controller for the Europe Division at Reliant Energy. Mr. Caminos is a CPA and holds a Bachelor’s degree in Business Administration — Accounting from Bloomsburg University of Pennsylvania.

Alan W. Halsey, Senior Vice President, Exploration and Production

On June 6, 2011, CAMAC Energy Inc. (the “Company”) announced that it has appointed Alan W. Halsey as Senior Vice President, Exploration and Production, of the Company, effective as of June 6, 2011.

In connection with the appointment of Mr. Halsey, on June 1, 2011, the Company and Mr. Halsey entered into an employment agreement, which will be effective as of June 6, 2011 and continues until his employment is terminated by the Company or by him. The employment agreement provides for Mr. Halsey to serve as Senior Vice President, Exploration and Production, of the Company. Mr. Halsey will receive an annual base salary of $290,000.

The employment agreement further provides for Mr. Halsey to receive, and the Board of Directors has approved, an option to purchase 1,000,000 shares of the Company’s common stock (the “Halsey Option”) under the Plan. The exercise price of the Halsey Option will be the closing price of the Company’s common stock on the date of hire. The Halsey Option will vest in 1/3 annual installments on the anniversary date of the date of hire subject to Mr. Halsey’s continued service with the Company on such anniversary date, with the first 333,333 shares vesting on the first year anniversary of the date of hire and the final 333,334 shares vesting on the third anniversary of the date of hire.

The employment agreement further provides for Mr. Halsey to receive, and the Board of Directors has approved, 175,000 restricted shares of the Company’s common stock (the “Halsey Stock”) under the Plan. The Halsey Stock shall be restricted and subject to forfeiture to the Company if Mr. Halsey’s rights to the restricted Halsey Stock do not vest under the award agreement. Mr. Halsey’s rights to the Halsey Stock will vest with respect to 50% of the Halsey Stock on the one year anniversary of the date of hire, and will vest with respect to the balance on the two year anniversary of the date of hire, subject in both cases to his continued service with the Company on such anniversary date.

The employment agreement further provides that during his employment with the Company, Mr. Halsey will be eligible for a discretionary cash performance bonus each year targeted at between 0% to 100% of his then-current annual base salary, based on defined targets determined by the Board of Directors. He will also be considered for additional grants of restricted stock and options in the Board’s sole discretion. The Company will also pay Mr. Halsey $12,500 within ten business days of his start date, subject to applicable tax withholdings, to assist in his relocation to Houston, Texas.

Mr. Halsey will receive severance benefits if his employment is involuntarily terminated by the Company without “cause” (as defined in the employment agreement), subject to Mr. Halsey executing a release of claims. If such a termination occurs, the Company will provide the following severance benefits:

  An amount equal to Mr. Halsey’s annual base salary;
  A target annual bonus as determined by the Board of Directors for the year in which the termination occurs;
  Immediate acceleration by 12 months of the vesting of all outstanding Company restricted stock and options exercisable for Company Stock then held by Mr. Halsey, with all vested Company options held by him (including accelerated options) remaining exercisable for a period of 12 months following the date of termination; and
  Reimbursement for the excess, if any, of the amount Mr. Halsey paid to the Company for COBRA continuation coverage for up to the first 12 months he maintains such COBRA continuation coverage, above the amount of the applicable premium that he would have paid for comparable coverage during such 12 month period if he had remained an employee of the Company during such 12 month period.

Under the employment agreement, Mr. Halsey has agreed to confidentiality, non-solicitation and non-competition covenants with respect to the Company.

The foregoing summary of Mr. Halsey’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Halsey, 61, joined the Company as its Senior Vice President, Exploration & Production, on June 6, 2011. Prior to joining the Company, he managed his private investment interests after leaving Transmeridian Exploration Inc., an independent oil and gas exploration and production company headquartered in Houston, Texas, in 2008, where he had served as Vice President and Chief Operating Officer for this company that had producing assets in Kazakhstan and other exploration interests in the former Soviet Union. He joined Transmeridian in 2006 following a short hiatus after taking early retirement from Texaco Inc. in 2002, where he had served for almost 21 years in positions of increasing responsibility that included Chief Petroleum Engineer for Texaco’s Latin America/West Africa group in Miami and, most recently, Chairman and Managing Director of the Texaco Upstream Companies in Nigeria. Prior to that time he served as President of Texaco’s affiliate in Colombia, South America and as General Manager of Texaco’s Angola oil and gas operations. In these in-country assignments he was responsible for all aspects of managing Texaco’s oil and gas producing operations in both shallow and deep water, developing new business opportunities and consolidating relationships with the host country governments. Mr. Halsey graduated from Imperial College of Science and Technology, University of London with a degree in Oil Technology in 1971 and subsequently worked in Latin America, USA and the North Sea before joining Texaco in 1981.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

10.1	Letter agreement, dated June 1, 2011, between CAMAC Energy Inc. and Edward G. Caminos.

10.2	Letter agreement, dated June 1, 2011, between CAMAC Energy Inc. and Alan W. Halsey.

99.1	CAMAC Energy Announces New CFO and SVP E&P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.
Dated: June 6, 2011

By: /s/ Dr. Kase Lukman Lawal
Dr. Kase Lukman Lawal
Chief Executive Officer

Exhibit Index

10.1	Letter agreement, dated June 1, 2011, between CAMAC Energy Inc. and Edward G. Caminos.

10.2	Letter agreement, dated June 1, 2011, between CAMAC Energy Inc. and Alan W. Halsey.

99.1	CAMAC Energy Announces New CFO and SVP E&P.